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[TECHTEAM LOGO]                                                      NEWSRELEASE

                                                                    EXHIBIT 99.1

                                                             NASDAQ/GM -- "TEAM"

FOR IMMEDIATE RELEASE, Monday, February 12, 2007

TECHTEAM GLOBAL ANNOUNCES ACQUISITION OF SQM IN SWEDEN

ACQUISITION WILL EXTEND TECHTEAM'S EUROPEAN PRESENCE AND FURTHER ENHANCE THE COMPANY'S MULTILINGUAL CAPABILITIES

SOUTHFIELD, MICHIGAN, February 12, 2007...TECHTEAM GLOBAL, INC. (Nasdaq: TEAM) ("TechTeam" or "Company"), A worldwide provider of information technology (IT) and business process outsourcing services, today announced that on February 9, 2007, its wholly-owned Swedish subsidiary, TechTeam Global AB, completed the purchase of all of the outstanding equity of SQM Sverige AB ("SQM"). SQM is an IT support and services company headquartered in Stockholm, Sweden, providing consulting, outsourcing and staffing services to various companies in Sweden.

SQM reported revenue of approximately 81.1 million Swedish Kroner ("SEK") and net income of SEK 3.2 million for the year ended December 31, 2006 (unaudited). Currently, SQM has more than 185 employees and the company's client list includes SEB IT, ICA AB, Apoteket, Karolinska Universitetssjukhuset and Hewlett Packard. TechTeam currently employs over 65 people in the Gothenburg area mainly for Volvo Car Corporation. Going forward the companies will conduct business under the name TechTeam.

The terms of the transaction included a purchase price of approximately SEK 35.6 million after a net cash adjustment, with an additional sum of up to SEK 4.2 million that may be paid by TechTeam if SQM is able to grow its revenue in 2007 to SEK 93.5 million. Terms of the transaction will be contained in a Form 8-K filing to be made by TechTeam with the United States Securities and Exchange Commission. TechTeam anticipates this acquisition will be accretive to its earnings for the fiscal year ending December 31, 2007, by approximately $0.03-$0.06. However, the Company provides no assurances regarding the acquisition's potential impact on the Company's results of operations.

"The addition of SQM furthers our strategy of acquiring companies that will enhance our service offerings, broaden our customer base and expand our global presence," stated William C. (Chris) Brown, President and Chief Executive Officer of TechTeam Global, Inc. "SQM is an exceptionally well-managed company and is an excellent addition to our organization."

Commenting on the announcement, Christoph Neut, TechTeam's Senior Vice President, EMEA, stated, "We are delighted to have SQM become part of TechTeam Global. By acquiring SQM, we expand our presence within the Nordic market and strengthen our multilingual capabilities. Sweden is headquarters to many global companies that can benefit from TechTeam's flexible and cost-effective multilingual IT support business model. Together TechTeam Global and SQM will offer both local and international solutions to the Nordic market, helping clients to improve their return on IT investment."

      27335 West 11 Mile Road, Southfield, Michigan 48033 - Telephone (248)
                357-2866 - Fax (248) 357-2570 - www.techteam.com

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[TECHTEAM LOGO]                                                      NEWSRELEASE

Charlotte Meurling, SQM's Managing Director stated, "SQM is very pleased to be joining forces with a company of TechTeam's reputation and stature. This acquisition offers an even better future for our customers and our employees. Combining SQM's service desk and customer service capabilities with TechTeam's IT outsourcing services, established contact centers and global delivery model will enable SQM to provide our customers with fully outsourced solutions."

TECHTEAM GLOBAL, INC. is a worldwide provider of information technology and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and mid-sized companies and government entities. TechTeam's ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unique expertise and experience in providing information technology support solutions, including IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing and learning services. For information about TechTeam Global, Inc. and its services, call 1-800-522-4451 or visit www.techteam.com. TechTeam's common stock is traded on the Nasdaq Global Market under the symbol "TEAM."

Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly, Virginia; Portsmouth, Rhode Island; Bethesda, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg, Sweden; and Bucharest, Romania.

SAFE HARBOR STATEMENT

The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential impact of this acquisition on the Company's revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon" and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Specifically, there are significant risks associated with acquisitions, including the Company's ability to successfully integrate this acquisition on a timely basis, retain key employees, retain key customers and grow its infrastructure support business within the Scandinavian market. There can be no assurance that it will have the impact on the Company's financial condition and results of operations contemplated in this release. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.

      27335 West 11 Mile Road, Southfield, Michigan 48033 - Telephone (248)
                357-2866 - Fax (248) 357-2570 - www.techteam.com

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[TECHTEAM LOGO]                                                      NEWSRELEASE

CONTACT:

TECHTEAM GLOBAL NV/SA                      TECHTEAM GLOBAL, INC.
Christoph Neut                             Laura C. Szczybor
Senior Vice President, EMEA                Director of Corporate Communications
+32 2 706 2511                             (703) 956-8198
cneut@techteam.com                         laura.szczybor@techteam.com

      27335 West 11 Mile Road, Southfield, Michigan 48033 - Telephone (248)
                357-2866 - Fax (248) 357-2570 - www.techteam.com